NUMBER                                 SHARES
            R                                     __________

                                           CUSIP  __________

      SERIES C CUMULATIVE                 SEE REVERSE FOR CERTAIN
    EXCHANGEABLE REDEEMABLE            DEFINITIONS AND A STATEMENT
       PREFERRED STOCK                       AS TO THE RIGHTS,
   PAR VALUE $0.01 PER SHARE            PREFERENCES, PRIVILEGES AND
                                        AND RESTRICTIONS OF SHARES


                                VIACOM
                             VIACOM INC.
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND
                             CHICAGO, IL.


  This certifies that



  is the owner of


       FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES C
  CUMULATIVE EXCHANGEABLE REDEEMABLE PREFERRED STOCK OF VIACOM INC. (the "Corporation"), transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended, the Certificate of Designation of the Series C
  Cumulative Exchangeable Redeemable Preferred Stock and the Bylaws, as amended, of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

       Countersigned and Registered: HARRIS TRUST AND SAVINGS BANK, Transfer Agent and Registrar

   -----------------------
    Authorized Signature

       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

       Dated:



  VIACOM INC.
  CORPORATE SEAL
  1986        /s/ Frank J. Biondi, Jr.      /s/ Philippe P. Dauman
              ------------------------    ------------------------
  DELAWARE            President                     Secretary

                             VIACOM INC.


       THE CORPORATION WILL FURNISH WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTION OF SUCH PREFERENCES AND/OR RIGHTS.
       RESTRICTIONS ON TRANSFER AND VOTING THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION PROVIDES THAT, SO LONG AS THE CORPORATION OR ANY OF ITS SUBSIDIARIES HOLDS ANY AUTHORIZATION FROM THE FEDERAL COMMUNICATIONS COMMISSION (OR ANY SUCCESSOR THERETO), IF THE CORPORATION HAS REASON TO BELIEVE THAT THE OWNERSHIP, OR PROPOSED OWNERSHIP, OF SHARES OF CAPITAL STOCK OF THE CORPORATION BY ANY STOCKHOLDER OR ANY PERSON PRESENTING ANY SHARES OF CAPITAL STOCK OF THE CORPORATION FOR TRANSFER INTO HIS NAME (A "PROPOSED TRANSFEREE") MAY BE INCONSISTENT WITH, OR IN VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS (AS HEREINAFTER DEFINED), SUCH STOCKHOLDER OR PROPOSED TRANSFEREE UPON REQUEST OF THE CORPORATION, SHALL FURNISH PROMPTLY TO THE CORPORATION SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, INFORMATION WITH RESPECT TO CITIZENSHIP, OTHER OWNERSHIP INTERESTS AND AFFILIATIONS) AS THE CORPORATION SHALL REASONABLY REQUEST TO DETERMINE WHETHER THE OWNERSHIP OF, OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO, SHARES OF CAPITAL STOCK OF THE CORPORATION BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE IS INCONSISTENT WITH, OR IN VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS AS USED HEREIN. THE TERM "FEDERAL COMMUNICATIONS LAWS" SHALL MEAN ANY LAW OF THE UNITED STATES NOW OR HEREAFTER IN EFFECT (AND ANY REGULATION THEREUNDER) PERTAINING TO THE OWNERSHIP OF OR THE EXERCISE OF RIGHTS OF OWNERSHIP WITH RESPECT TO, CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS, INCLUDING, WITHOUT LIMITATION, THE COMMUNICATIONS ACT OF 1934 AS AMENDED (THE "COMMUNICATIONS ACT"), AND REGULATIONS THEREUNDER PERTAINING TO THE OWNERSHIP OR THE EXERCISE OF THE RIGHTS OF OWNERSHIP OF CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS BY
  (i) ALIENS, AS DEFINED IN OR UNDER THE COMMUNICATIONS ACT, AS IT MAY BE AMENDED FROM TIME TO TIME, (ii) PERSONS AND ENTITIES HAVING INTERESTS IN TELEVISION OR RADIO STATIONS, DAILY NEWSPAPERS AND CABLE TELEVISION SYSTEMS OR (iii) PERSONS OR ENTITIES, UNILATERALLY OR OTHERWISE, SEEKING DIRECT OR INDIRECT CONTROL OF THE CORPORATION, AS CONSTRUED UNDER THE COMMUNICATIONS ACT, WITHOUT HAVING OBTAINED ANY REQUISITE PRIOR FEDERAL REGULATORY APPROVAL OF SUCH CONTROL. IF ANY STOCKHOLDER OR PROPOSED TRANSFEREE FROM WHOM INFORMATION IS REQUESTED AS DESCRIBED ABOVE SHOULD FAIL TO RESPOND TO SUCH REQUEST OR THE CORPORATION SHALL CONCLUDE THAT THE OWNERSHIP OF, OR THE EXERCISE OF ANY RIGHTS OF OWNERSHIP WITH RESPECT TO, SHARES OF CAPITAL STOCK OF THE CORPORATION BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE COULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION

  OF, THE FEDERAL COMMUNICATIONS LAWS, THE CORPORATION MAY REFUSE TO PERMIT THE TRANSFER OF SHARES OF CAPITAL STOCK OF THE CORPORATION TO SUCH PROPOSED TRANSFEREE, OR MAY SUSPEND THOSE RIGHTS OF STOCK OWNERSHIP THE EXERCISE OF WHICH WOULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS, SUCH REFUSAL OF TRANSFER OR SUSPENSION TO REMAIN IN EFFECT UNTIL THE REQUESTED INFORMATION HAS BEEN RECEIVED AND THE CORPORATION HAS DETERMINED THAT SUCH TRANSFER, OR THE EXERCISE OF SUCH SUSPENDED RIGHTS, AS THE CASE MAY BE, IS PERMISSIBLE UNDER THE FEDERAL COMMUNICATIONS LAWS, AND THE CORPORATION MAY EXERCISE AND ALL APPROPRIATE REMEDIES AT LAW OR IN EQUITY, IN ANY COURT OF COMPETENT JURISDICTION, AGAINST ANY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE WITH A VIEW TOWARDS OBTAINING SUCH INFORMATION OR PREVENTING OR CURING ANY SITUATION WHICH WOULD CAUSE ANY INCONSISTENCY WITH, OR VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS AS USED HEREIN. THE WORD "PERSON" SHALL INCLUDE NOT ONLY NATURAL PERSONS BUT PARTNERSHIPS, ASSOCIATIONS, CORPORATIONS, JOINT VENTURES AND OTHER ENTITIES, AND THE WORD "REGULATION" SHALL INCLUDE NOT ONLY REGULATIONS BUT RULES, PUBLISHED POLICIES AND PUBLISHED CONTROLLING INTERPRETATIONS BY AN ADMINISTRATIVE AGENCY OR BODY EMPOWERED TO ADMINISTER A STATUTORY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

  TEN COM - as tenants in common
  TEN ENT - as tenants by the entireties
  JT TEN - as joint tenants with right
            of survivorship and not as
            tenants in common

  UNIF GIFT MIN ACT - ..................Custodian..................
                         (Cust)                        (Minor)

                           under Uniform Gifts to Minors

                           Act.......................
                                     (State)

     Additional abbreviations may also be used through not in the above list.

  For value received..........hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

                                               ...................
  ---------------------------------------------

  .................................................................
   Please print or typewrite name and address including postal zip code of assignee


  .................................................................

  ...........................................................Shares
  of the capital stock represented by the within Certificate, and do
  hereby irrevocably constitute and appoint........................

  .................................................................
  Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.





  Notice:   The signature to this assignment must correspond with
  the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

  Dated.....................................